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                                                                   Exhibit 10.13


                           ADVISORY SERVICES AGREEMENT

This Advisory Services Agreement ("Agreement") is made and entered into by and between Phelps Dodge Corporation, a New York corporation ("Company") and Douglas
C. Yearley ("Advisor").

WHEREAS, Advisor is currently employed by the Company and has informed Company of his intent to retire from the Company, and as Chairman of its Board of Directors, as of May 3, 2000; and

WHEREAS, Company desires, to the extent practicable, to retain and secure for its benefit the experience, abilities, knowledge, and services of Advisor after his retirement; and

WHEREAS, Advisor has extensive personal and specialized knowledge and skill in the management of multinational mining and related corporations, and the Company wishes to engage Advisor to perform services within his area of expertise.

NOW, THEREFORE, in consideration of the premises, the mutual promises set forth below, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Company and Advisor agree as follows:

         1. Advisory Services. The Advisor, as an independent contractor, shall render the advisory services described in this Section 1 for the period beginning on May 4, 2000 and ending on May 3, 2003, (the "Advisory Period"). During the Advisory Period, the Advisor will provide such advisory services concerning the business affairs and management of the Company as may be requested by the Company's Board of Directors or the Chief Executive Officer, but shall not be required to devote more than 30 hours each month to such requested services. Advisor shall perform any services requested under this Agreement without Company's direct supervision, and Advisor shall have complete discretion about when, where, and how the services are to be performed. If at anytime during the Advisory Period, the Advisor engages in full-time employment, outside of those services provided to Company, the Advisor shall be deemed to be in breach of this Section 1 (unless such full-time employment consists of the Advisor providing services to one or more (i) charitable or nonprofit organizations or (ii) family-owned corporations, trusts, or partnerships), in which case the term of the Advisory Period shall terminate and the

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                  Company shall have no further obligations under this Agreement other than with respect to earned and unpaid fees and benefits. Company and Advisor acknowledge and agree, subject to Section 7 of this Agreement, that during the Advisory
                  Period the Advisor may provide other than full-time services to third parties (including serving as a member of the Board of Directors of any such party).

         2. Compensation. During the Advisory Period, the Advisor shall be entitled to receive a fee in the amount of $20,833.33 per month for each month during such period. Such fee shall be payable for each such month whether or not Advisor is called upon for advising during any particular month or months. In addition, Advisor shall be entitled to the benefits described in Section 3 hereof. In the event the Advisor dies or becomes Disabled (as defined in the next sentence) during the Advisory Term, no advisory fees shall be payable for any month after the month the Advisor dies or becomes Disabled. Advisor shall be deemed to be Disabled for purposes of this Agreement Letter if the Corporation determines in good faith that he is no longer able to perform his advisory duties under this Agreement Letter because of a mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation and acceptable to the Advisor or his legal representative (such agreement as to acceptability not to be withheld unreasonably).

         3. Fringe Benefits. The Advisor shall be entitled during the Advisory Period and at Company's expense to an annual executive physical examination similar to such examinations available to other executives of the Company. During the Advisory Period, the Company shall continue to pay on behalf of the Advisor monthly dues and other charges in connection with existing or current corporate memberships in clubs (as of the date this Agreement is signed), so as to facilitate the Advisor's ability to perform the services contemplated by this Agreement and appropriately represent the Company in the business community. During the advisory period, Advisor shall be eligible to receive personal financial counseling, tax preparation, and estate planning benefits on terms comparable to those enjoyed by him prior to retirement, provided however, that the maximum financial counseling fees that the Corporation will be obligated to pay in any calendar year will be $15,000. The terms of this Agreement shall not be extended except by a separate written agreement of the parties.

         4. Expenses. The Company, upon receipt of adequate supporting documentation, shall reimburse the Advisor

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                  for reasonable expenses incurred by him in providing the
                  requested services to the Company, subject to the Company's usual expense reimbursement policies, which may be amended from time to time. The Company shall provide for limited availability of any Company airplanes for the use of Advisor in performing those advisory services requested of him. Such availability will acknowledge the priority and pre-emptive scheduling of such aircraft for ongoing business purposes, and will be at the direction of the Chief Executive Officer.

         5. Independent Contractor Relationship. In providing the requested services under this Agreement, Advisor acknowledges and agrees that he will be serving as an independent contractor. The Company and the Advisor agree that he shall have no obligation to work any particular schedule and the Company has no right to control or direct the details, manner, or means in which the Advisor provides his advisory services. Other than provided in this Agreement, the Company is not obligated to provide to Advisor any other employee benefit or compensation, whether retirement, welfare or otherwise, during the Advisory Period, and is not liable for any employment tax or withholding tax obligations in relation to the fees and benefits paid hereunder. Advisor shall be solely responsible for all income and other tax obligations in connection with the services performed and payments received under this Agreement. As an independent contractor, Advisor shall not be eligible to participate in any employee benefit plans (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended), sponsored by Company or any of its affiliates. The Company will provide Advisor with office space when working from the corporate headquarters, direct office support, and supplies as required to perform the services contemplated by this Agreement.

         6. Termination for Cause. The Company may terminate this Agreement and all of the Company's obligations hereunder (other than fees and benefits accrued through the date of termination) by action of the Company's Board of Directors, or a committee thereof, because of the Consultant's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of Advisor's breach of any of the covenants provided for in Sections 7, 8 or 9 below.

         7. Noncompetition Agreement. During the Advisory Period and for a period of two years after the termination
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                  thereof, the Advisor covenants that he shall not, without the written consent of the Company, directly or indirectly be employed or retained by, or render any services for, or be financially interested in, any firm or corporation engaged in any business which is competitive with any business in which the Company or any of its affiliates may have been engaged during the period of his employment or the Advisory Period. The foregoing restriction shall not apply to the purchase by the Advisor of not to exceed 5% of the outstanding shares of the capital stock of any corporation whose securities are listed on any national securities exchange.

         8. Loyalty Commitments. During and after the Advisory Period or any time thereafter: (i) the Advisor covenants that he shall not disclose any confidential information about the affairs of the Company or any of its affiliates; and (ii) the Advisor covenants that he shall not, without the prior written consent of the Company, induce or attempt to induce any employee or agency representative of the Company or any affiliate to leave the employment or representation of the Company or such affiliate.

         9. Ownership of Work Product. The Advisor acknowledges that during the term of his employment and the Advisory Period, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his relationship to the Company. The Advisor acknowledges and agrees that all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial, research and development, or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company.

         10. Specific Remedy. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Advisor commits a material breach of any of the provisions of Sections 7, 8, or 9, the Company shall have the right and remedy to have such provisions specifically enforced by any court of competent

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                  jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide Company an adequate remedy.

         11. Notices. Where there is provision therein for the delivery of written notice to either of the parties, such notice shall be deemed to have been delivered for the purposes of this Agreement when delivered in person or placed in a sealed, postpaid envelope addressed to such party and mailed by certified mail, return receipt requested to:

                  Douglas C. Yearley                 Attn: Corporate Secretary
                  c/o Irene Mueller                  Phelps Dodge Corporation
                  Phelps Dodge Corporation           2600 N. Central Avenue
                  2600 N. Central Avenue             Phoenix, AZ  85004-3014
                  Phoenix, AZ 85004-3014

         12. Arbitration. Any controversy arising from or related to the Agreement, other than those addressed in Section 10, shall be determined by arbitration in the City of Phoenix, Arizona, in accordance with the rules of the American Arbitration Association, and judgment upon any such determination or award may be entered in any court of competent jurisdiction. In the event of any arbitration between the Advisor and the Company related to the Agreement, if the Advisor shall be the successful party the Company will indemnify and reimburse the Advisor from and against any reasonable legal fees, costs, and expenses incurred in such arbitration.

         13. Separability of Provisions. The terms of this Agreement shall be considered to be separate from each other, and in the event any shall be found to be invalid, it shall not affect the validity of the remaining terms.

         14. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of (i) the Company, and its successors and assigns; and (ii) the Advisor, his personal representatives, heirs and legatees. The performance of the services contemplated by this Agreement is personal to Advisor, and his obligation to perform these services is not assignable.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and revokes any and all prior oral or written understandings between the parties relating to the services to be provided hereunder. The Agreement may not be changed orally, but only by a written document signed by the party against whom enforcement of any

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                  waiver, change, modification, extension or discharge is
                  sought.

         16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Arizona applicable to agreements made and to be performed entirely in Arizona.

         17. Change of Control. In the event of a "Change of Control" (as that term is defined by the Company's Change of Control Agreements in effect as of the effective date of this Agreement) Advisor shall have the right to terminate this Agreement, effective as of the first day of the calendar month following a Change of Control. In the event of such voluntary termination by Advisor, the rights, duties, and obligations of the parties under this Agreement shall terminate as of such date; provided that the Company shall pay Advisor for all services rendered and costs incurred through the date of termination.

         18. Amendment. This Agreement can not be amended or modified in any respect unless such amendment or modification is evidenced by a written instrument executed by both parties hereto.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 25th day of April, 2000, to be effective as of May 4, 2000.



                                            PHELPS DODGE CORPORATION

                                            By: /s/ J. Steven Whisler

                                            Chief Executive Officer






                                            Douglas C. Yearley